EXHIBIT 99.1

Press Release

Las Vegas Sands Reports Fourth
Quarter and Full Year 2013 Results

For the Quarter Ended December 31, 2013:

—	Consolidated Hold-Normalized Adjusted Property EBITDA Increased 25.8% to $1.37 Billion (Consolidated Adjusted Property EBITDA Increased 21.0% to $1.21 Billion)

—	Strong Gaming Volumes in Macao Drove Hold-Normalized Adjusted Property EBITDA Up 55.8% to a Record $887.6 Million

—	Net Revenue Increased 18.8% to a Record $3.66 Billion

—	Hold-Normalized Adjusted Earnings per Diluted Share Increased 35.9% to $0.87 (GAAP Earnings per Diluted Share Increased 32.1% to $0.70)

—	The Company Paid Dividends of $0.35 per share and Repurchased $224.3 Million of Stock During the Quarter Under its $2.0 Billion Stock Repurchase Program

For the Year Ended December 31, 2013:

—	Net Revenue Increased 23.7% to a Record $13.77 Billion

—	Consolidated Adjusted Property EBITDA Increased 25.6% to a Record $4.76 Billion

—	Net Income Attributable to Las Vegas Sands Rose 51.3% to Reach $2.31 Billion or $2.79 per Diluted Share (Adjusted Earnings per Diluted Share was $2.90)

—	The Company Paid Dividends of $1.40 per share and Repurchased $570.5 Million of Stock Under its $2.0 Billion Stock Repurchase Program

Las Vegas, NV (January 29, 2014) — Las Vegas Sands Corp. (NYSE: LVS) today reported financial results for the quarter and year ended December 31, 2013.

Fourth Quarter Overview

Mr. Sheldon G. Adelson, chairman and chief executive officer, said, “I am extremely pleased to report outstanding quarterly financial results that reflect continued strong growth in revenue, cash flow and earnings per share.  The focused and consistent execution of our global growth strategy, which leverages the power of our convention-based Integrated Resort business model, is clearly being reflected in our financial results.  Continued execution of that strategy will extend our position as the global leader in Integrated Resort development and operation.

“In Macao, we delivered record financial results, with strong growth and operating momentum reflected in every segment of our business. We welcomed more than seventeen million visits during the quarter to our Macao property portfolio, which delivered a record $835.9 million of adjusted property EBITDA. We remain confident that our market-leading Cotai Strip properties, including our latest Integrated Resort on the Cotai Strip, the Parisian Macao, which is now under construction and is targeted to open in late 2015, will meaningfully enhance the appeal of Macao to business and leisure travelers and provide an outstanding platform for growth in the years ahead.”

In Singapore, hold-normalized adjusted property EBITDA was $372.1 million as growth in mass gaming and non-gaming revenues was offset by softer VIP play.  Mass win-per-day increased 3.1% year-over-year to reach $4.63 million per day.

Mr. Adelson added, “The prudent management of our cash flow, including the ability to increase the return of capital to shareholders while maintaining a strong balance sheet and ample liquidity to invest in future growth opportunities, remains a cornerstone of our strategy.”

The company paid a recurring quarterly dividend of $0.35 per common share during the quarter, an increase of 40% compared to the fourth quarter of 2012. The company also announced that its next recurring quarterly dividend for the first quarter of 2014 of $0.50 per common share will be paid on March 31, 2014 to Las Vegas Sands shareholders of record on March 21, 2014.

The company repurchased approximately $224.3 million of common stock (3.1 million shares at a weighted average price of $72.55) during the quarter ended December 31, 2013.

Company-Wide Operating Results

Net revenue for the fourth quarter of 2013 increased 18.8% to reach $3.66 billion, compared to $3.08 billion in the fourth quarter of 2012. Consolidated adjusted property EBITDA increased 21.0% to reach $1.21 billion in the fourth quarter of 2013, compared to $1.00 billion in the year-ago quarter.  On a hold-normalized basis, adjusted property EBITDA increased 25.8% to reach $1.37 billion in the fourth quarter of 2013, compared to $1.09 billion in the fourth quarter of 2012.

On a GAAP (Generally Accepted Accounting Principles) basis, operating income in the fourth quarter of 2013 increased 31.9% to $886.1 million, compared to $672.0 million in the fourth quarter of 2012.  The increase in operating income was principally due to stronger operating results across our Macao property portfolio.

On a GAAP basis, net income attributable to Las Vegas Sands in the fourth quarter of 2013 increased 32.8% to $577.5 million, compared to $434.8 million in the fourth quarter of 2012, while diluted earnings per share in the fourth quarter of 2013 increased 32.1% to $0.70, compared to $0.53 in the prior year quarter. The increase in net income attributable to Las Vegas Sands reflected the increase in operating income described above, partially offset by the increase in net income attributable to noncontrolling interests.

Adjusted net income (see Note 1) increased to $592.9 million, or $0.72 per diluted share, compared to $450.5 million, or $0.54 per diluted share, in the fourth quarter of 2012. The increase in adjusted net income was driven by the higher net income attributable to Las Vegas Sands described above.

Full year 2013 net revenue increased 23.7% to a record $13.77 billion, compared to $11.13 billion in 2012. Consolidated adjusted property EBITDA in 2013 increased 25.6% to a record $4.76 billion, compared to $3.79 billion in 2012. Consolidated adjusted property EBITDA margin increased 50 basis points to 34.6% in 2013, compared to 34.1% in 2012.  The continued strong growth in mass market gaming revenue in Macao, as well as the ramp at Sands Cotai Central, contributed to the EBITDA margin expansion in 2013.

Full year adjusted net income (see Note 1) was a record $2.40 billion in 2013, or $2.90 per diluted share, compared to $1.77 billion, or $2.14 per diluted share in 2012.

On a GAAP basis, full year 2013 operating income increased 47.5% to $3.41 billion in 2013, compared to $2.31 billion in 2012.  The increase in operating income was principally due to stronger operating results across our Macao property portfolio. Net income attributable to Las Vegas Sands increased 51.3% to $2.31 billion, or $2.79 per diluted share in 2013, compared to $1.52 billion, or $1.85 per diluted share in 2012. The improvement in net income attributable to Las Vegas Sands reflected the increase in operating income described above, partially offset by the increase in net income attributable to noncontrolling interests.

Sands China Ltd. Consolidated Financial Results

On a GAAP basis, total net revenues for Sands China Ltd. increased 28.4% to $2.53 billion in the fourth quarter of 2013, compared to $1.97 billion in the fourth quarter of 2012. Adjusted property EBITDA for Sands China Ltd. increased 34.9% to $836.4 million in the fourth quarter of 2013, compared to $619.9 million in the fourth quarter of 2012. Net income for Sands China Ltd. increased 40.4% to $655.6 million in the fourth quarter of 2013, compared to $467.0 million in the fourth quarter of 2012.

On a GAAP basis, full year 2013 total net revenues for Sands China Ltd. increased 37.0% to $8.96 billion, compared to $6.54 billion in 2012. Adjusted property EBITDA for Sands China Ltd. increased 46.5% to $2.90 billion in 2013, compared to $1.98 billion in 2012. Net income for Sands China Ltd. increased 79.7% to $2.21 billion in 2013, compared to $1.23 billion in 2012.

The Venetian Macao Fourth Quarter Operating Results

The Venetian Macao continued to enjoy Macao market-leading visitation and financial performance. The property delivered record adjusted property EBITDA of $433.4 million, an increase of 30.1% compared to the fourth quarter of 2012. Non-Rolling Chip drop increased 86.7% to reach a property record $2.27 billion for the quarter with Non-Rolling Chip win percentage of 25.2%.  Rolling Chip volume during the quarter increased 32.3% to reach $16.76 billion.  Slot handle was $1.30 billion, increasing slightly compared to the fourth quarter of 2012.  Mall revenues increased 21.9% during the quarter to reach $56.7 million.

The following table summarizes the key operating results for The Venetian Macao for the fourth quarter of 2013 compared to the fourth quarter of 2012:

	Three Months Ended
The Venetian Macao Operations	December 31,
(Dollars in millions)	2013	2012	$ Change	Change
Revenues:
Casino	$1,011.3	$722.3	$289.0	40.0%
Rooms	67.0	59.9	7.1	11.9%
Food and Beverage	25.6	23.4	2.2	9.4%
Mall	56.7	46.5	10.2	21.9%
Convention, Retail and Other	37.4	23.2	14.2	61.2%
Less - Promotional Allowances	(48.9)	(32.3)	(16.6)	-51.4%
Net Revenues	$1,149.1	$843.0	$306.1	36.3%

Adjusted Property EBITDA	$433.4	$333.1	$100.3	30.1%
EBITDA Margin %	37.7%	39.5%		-1.8 pts

Operating Income	$392.6	$298.2	$94.4	31.7%

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$16,759.2	$12,662.9	$4,096.3	32.3%
Rolling Chip Win %(1)	3.32%	3.25%		0.07 pts

Non-Rolling Chip Drop	$2,268.2	$1,215.0	$1,053.2	86.7%
Non-Rolling Chip Win %	25.2%	29.9%		-4.7 pts

Slot Handle	$1,296.3	$1,293.7	$2.6	0.2%
Slot Hold %	5.2%	5.5%		-0.3 pts

Hotel Statistics

Occupancy %	94.4%	93.4%		1.0 pts
Average Daily Rate (ADR)	$269	$248	$21	8.5%
Revenue per Available Room (RevPAR)	$254	$231	$23	10.0%

(1) This compares to our expected Rolling Chip win percentage of 2.7% to 3.0% (calculated before discounts and commissions).

Sands Cotai Central Fourth Quarter Operating Results

Net revenues and adjusted property EBITDA for the fourth quarter of 2013 at Sands Cotai Central were $790.7 million and $237.8 million, respectively, resulting in an EBITDA margin of 30.1%.

Rolling Chip volume reflected strong growth of 72.7% and reached $17.57 billion for the quarter, while Non-Rolling Chip drop increased 80.2% to reach $1.68 billion with Non-Rolling Chip win percentage of 22.7%. Slot handle increased 40.8% to $1.75 billion for the quarter.

Mass win per table per day increased 111.0% year-over-year and 8.9% compared to the third quarter of 2013, reaching $13,952, while mass table, slot and electronic table game (ETG) win per day climbed to $4.9 million, an increase of 88.4% year-over-year and 13.6% compared to the third quarter of 2013.  Hotel occupancy reached 89.1% with ADR of $167.

Visitation to the property continues to grow and exceeded 4.7 million visits in the quarter.

The following table summarizes our key operating results for Sands Cotai Central for the fourth quarter of 2013 compared to the fourth quarter of 2012:

	Three Months Ended
Sands Cotai Central Operations	December 31,
(Dollars in millions)	2013	2012	$ Change	Change
Revenues:
Casino	$707.7	$438.7	$269.0	61.3%
Rooms	76.7	44.5	32.2	72.4%
Food and Beverage	29.3	19.2	10.1	52.6%
Mall	14.1	9.2	4.9	53.3%
Convention, Retail and Other	7.7	4.6	3.1	67.4%
Less - Promotional Allowances	(44.8)	(25.5)	(19.3)	-75.7%
Net Revenues	$790.7	$490.7	$300.0	61.1%

Adjusted Property EBITDA	$237.8	$108.0	$129.8	120.2%
EBITDA Margin %	30.1%	22.0%		8.1 pts

Operating Income	$168.5	$48.0	$120.5	251.0%

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$17,565.9	$10,170.3	$7,395.6	72.7%
Rolling Chip Win %(1)	2.52%	3.13%		-0.61 pts

Non-Rolling Chip Drop	$1,680.7	$932.5	$748.2	80.2%
Non-Rolling Chip Win %	22.7%	20.6%		2.1 pts

Slot Handle	$1,748.6	$1,241.7	$506.9	40.8%
Slot Hold %	3.8%	3.7%		0.1 pts

Hotel Statistics

Occupancy %	89.1%	84.0%		5.1 pts
Average Daily Rate (ADR)	$167	$164	$3	1.8%
Revenue per Available Room (RevPAR)	$149	$138	$11	8.0%

(1) This compares to our expected Rolling Chip win percentage of 2.7% to 3.0% (calculated before discounts and commissions).

Four Seasons Hotel Macao Fourth Quarter Operating Results

The Four Seasons Hotel Macao generated adjusted property EBITDA of $76.8 million in the fourth quarter of 2013, a decrease of 14.4% compared to the year-ago quarter.  Non-Rolling Chip drop increased 163.6% to $330.8 million, while Non-Rolling Chip win percentage was 22.5% and below the 45.1% experienced in the fourth quarter of 2012.  Rolling Chip volume was $9.40 billion for the quarter, a decrease of 12.4% compared to the fourth quarter of 2012. Rolling Chip win percentage was 1.77% in the quarter, below the expected range and below the 2.68% experienced in the prior-year quarter. Slot handle decreased 22.6% to $271.1 million during the quarter.

The following table summarizes our key operating results for the Four Seasons Hotel Macao and Plaza Casino for the fourth quarter of 2013 compared to the fourth quarter of 2012:

Four Seasons Hotel Macao and Plaza Casino	Three Months Ended
Operations	December 31,
(Dollars in millions)	2013	2012	$ Change	Change
Revenues:
Casino	$183.5	$260.2	$(76.7)	-29.5%
Rooms	12.7	10.8	1.9	17.6%
Food and Beverage	9.6	7.5	2.1	28.0%
Mall	45.2	28.6	16.6	58.0%
Convention, Retail and Other	1.4	0.8	0.6	75.0%
Less - Promotional Allowances	(14.3)	(11.7)	(2.6)	-22.2%
Net Revenues	$238.1	$296.2	$(58.1)	-19.6%

Adjusted Property EBITDA	$76.8	$89.7	$(12.9)	-14.4%
EBITDA Margin %	32.2%	30.3%		1.9 pts

Operating Income	$52.1	$76.5	$(24.4)	-31.9%

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$9,404.3	$10,731.5	$(1,327.2)	-12.4%
Rolling Chip Win %(1)	1.77%	2.68%		-0.91 pts

Non-Rolling Chip Drop	$330.8	$125.5	$205.3	163.6%
Non-Rolling Chip Win %	22.5%	45.1%		-22.6 pts

Slot Handle	$271.1	$350.4	$(79.3)	-22.6%
Slot Hold %	5.3%	5.3%		0.0 pts

Hotel Statistics

Occupancy %	90.8%	81.8%		9.0 pts
Average Daily Rate (ADR)	$403	$382	$21	5.5%
Revenue per Available Room (RevPAR)	$366	$313	$53	16.9%

(1) This compares to our expected Rolling Chip win percentage of 2.7% to 3.0% (calculated before discounts and commissions).

Sands Macao Fourth Quarter Operating Results

Sands Macao’s adjusted property EBITDA decreased 3.8% compared to the same quarter last year to $88.0 million.  Adjusted property EBITDA margin decreased 220 basis points to 26.9%. Non-Rolling Chip drop increased 44.7% to reach $1.03 billion during the quarter, while slot handle increased 14.8% to reach $695.3 million. The property realized 2.77% win on Rolling Chip volume during the quarter, below the 3.29% generated in the year-ago quarter. Rolling Chip volume was $5.81 billion for the quarter, in-line with the prior-year quarter.

The following table summarizes our key operating results for Sands Macao for the fourth quarter of 2013 compared to the fourth quarter of 2012:

	Three Months Ended
Sands Macao Operations	December 31,
(Dollars in millions)	2013	2012	$ Change	Change
Revenues:
Casino	$318.7	$305.8	$12.9	4.2%
Rooms	7.0	6.4	0.6	9.4%
Food and Beverage	9.8	10.1	(0.3)	-3.0%
Convention, Retail and Other	2.7	2.7	-	0.0%
Less - Promotional Allowances	(11.5)	(10.4)	(1.1)	-10.6%
Net Revenues	$326.7	$314.6	$12.1	3.8%

Adjusted Property EBITDA	$88.0	$91.5	$(3.5)	-3.8%
EBITDA Margin %	26.9%	29.1%		-2.2 pts

Operating Income	$79.0	$83.1	$(4.1)	-4.9%

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$5,812.5	$5,767.8	$44.7	0.8%
Rolling Chip Win %(1)	2.77%	3.29%		-0.52 pts

Non-Rolling Chip Drop	$1,025.4	$708.6	$316.8	44.7%
Non-Rolling Chip Win %	18.5%	22.2%		-3.7 pts

Slot Handle	$695.3	$605.4	$89.9	14.8%
Slot Hold %	3.8%	4.3%		-0.5 pts

Hotel Statistics

Occupancy %	97.4%	96.9%		0.5 pts
Average Daily Rate (ADR)	$276	$250	$26	10.4%
Revenue per Available Room (RevPAR)	$269	$243	$26	10.7%

(1) This compares to our expected Rolling Chip win percentage of 2.7% to 3.0% (calculated before discounts and commissions).

Marina Bay Sands Fourth Quarter Operating Results

Marina Bay Sands in Singapore generated adjusted property EBITDA of $258.8 million, a decrease of 14.4% compared to the fourth quarter of 2012.  On a hold-normalized basis, adjusted property EBITDA declined 8.4% year-over-year to $372.1 million. Rolling Chip win percentage of 1.92% in the fourth quarter of 2013 was below the expected range, and below the 2.14% achieved in the fourth quarter of 2012.

Non-Rolling Chip drop increased 2.4% to reach $1.14 billion during the quarter. Slot handle increased 5.0% to $2.82 billion for the quarter compared to the year-ago quarter. Total mass win per day during the quarter increased 3.1% to $4.63 million, compared to $4.49 million in the fourth quarter of 2012. Rolling Chip volume decreased 16.6% to $13.73 billion for the quarter.

The high-margin hotel room segment of the property continued to reflect strong revenue growth of 13.8%. ADR increased to $425 during the quarter, driving a RevPAR increase of 13.5% compared to the same quarter last year.  Occupancy was 96.9% during the quarter.

The following table summarizes our key operating results for Marina Bay Sands for the fourth quarter of 2013 compared to the fourth quarter of 2012:

Marina Bay Sands Operations	Three Months Ended
	December 31,
(Dollars in millions)	2013	2012	$ Change	Change
Revenues:
Casino	$504.6	$549.5	$(44.9)	-8.2%
Rooms	95.8	84.2	11.6	13.8%
Food and Beverage	49.8	51.9	(2.1)	-4.0%
Mall	43.3	44.7	(1.4)	-3.1%
Convention, Retail and Other	26.6	29.0	(2.4)	-8.3%
Less - Promotional Allowances	(60.3)	(42.1)	(18.2)	-43.2%
Net Revenues	$659.8	$717.2	$(57.4)	-8.0%

Adjusted Property EBITDA	$258.8	$302.5	$(43.7)	-14.4%
EBITDA Margin %	39.2%	42.2%		-3.0 pts

Operating Income	$165.7	$202.6	$(36.9)	-18.2%

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$13,731.0	$16,467.1	$(2,736.1)	-16.6%
Rolling Chip Win %(1)	1.92%	2.14%		-0.22 pts

Non-Rolling Chip Drop	$1,135.5	$1,108.4	$27.1	2.4%
Non-Rolling Chip Win %	24.5%	24.2%		0.3 pts

Slot Handle	$2,824.6	$2,690.9	$133.7	5.0%
Slot Hold %	5.2%	5.4%		-0.2 pts

Hotel Statistics

Occupancy %	96.9%	98.4%		-1.5 pts
Average Daily Rate (ADR)	$425	$368	$57	15.5%
Revenue per Available Room (RevPAR)	$411	$362	$49	13.5%

(1) This compares to our expected Rolling Chip win percentage of 2.7% to 3.0% (calculated before discounts and commissions).

Las Vegas Operations Fourth Quarter Operating Results

Adjusted property EBITDA at The Venetian Las Vegas and The Palazzo, including the Sands Expo and Convention Center, increased 67.0% to $88.2 million for the quarter. Table games drop increased 41.4% in the quarter to reach a property record $649.7 million reflecting record baccarat drop.  Slot handle increased 4.8% to $542.2 million. Hotel RevPAR increased 4.5% to $185 in the quarter driven by a 2.5% increase in ADR.

The following table summarizes our key operating results for our Las Vegas operations for the fourth quarter of 2013 compared to the fourth quarter of 2012:

	Three Months Ended
Las Vegas Operations	December 31,
(Dollars in millions)	2013	2012	$ Change	Change
Revenues:
Casino	$151.3	$87.9	$63.4	72.1%
Rooms	119.9	114.3	5.6	4.9%
Food and Beverage	64.5	53.5	11.0	20.6%
Convention, Retail and Other	76.1	74.5	1.6	2.1%
Less - Promotional Allowances	(26.1)	(21.9)	(4.2)	-19.2%
Net Revenues	$385.7	$308.3	$77.4	25.1%

Adjusted Property EBITDA	$88.2	$52.8	$35.4	67.0%
EBITDA Margin %	22.9%	17.1%		5.8 pts

Operating Income	$67.3	$22.2	$45.1	203.2%

Gaming Statistics
(Dollars in millions)

Table Games Drop	$649.7	$459.4	$190.3	41.4%
Table Games Win %(1)	21.8%	12.7%		9.1 pts

Slot Handle	$542.2	$517.3	$24.9	4.8%
Slot Hold %	8.5%	8.9%		-0.4 pts

Hotel Statistics

Occupancy %	88.8%	87.6%		1.2 pts
Average Daily Rate (ADR)	$208	$203	$5	2.5%
Revenue per Available Room (RevPAR)	$185	$177	$8	4.5%

(1)  This compares to our expected Table Games win percentage of 20.0% and 22.0% (calculated before discounts).

Sands Bethlehem Fourth Quarter Operating Results

Net revenues for Sands Bethlehem in Pennsylvania increased 5.3% to $124.1 million and adjusted property EBITDA increased 10.2% to $30.3 million for the fourth quarter of 2013. Table games drop increased 12.3% to reach $258.9 million for the quarter, while table games win percentage was 17.5%, which compared to 15.8% in the fourth quarter of 2012. Slot handle increased 2.8% year-over-year to $995.0 million for the quarter with slot hold percentage of 6.8%.

The following table summarizes our key operating results for Sands Bethlehem for the fourth quarter of 2013 compared to the fourth quarter of 2012:

	Three Months Ended
Sands Bethlehem Operations	December 31,
(Dollars in millions)	2013	2012	$ Change	Change
Revenues:
Casino	$115.2	$108.8	$6.4	5.9%
Rooms	3.0	3.0	-	0.0%
Food and Beverage	7.3	7.1	0.2	2.8%
Mall	0.9	0.4	0.5	125.0%
Convention, Retail and Other	4.1	4.6	(0.5)	-10.9%
Less - Promotional Allowances	(6.4)	(6.1)	(0.3)	-4.9%
Net Revenues	$124.1	$117.8	$6.3	5.3%

Adjusted Property EBITDA	$30.3	$27.5	$2.8	10.2%
EBITDA Margin %	24.4%	23.4%		1.0 pts

Operating Income	$19.4	$18.7	$0.7	3.7%

Gaming Statistics
(Dollars in millions)

Table Games Drop	$258.9	$230.6	$28.3	12.3%
Table Games Win %(1)	17.5%	15.8%		1.7 pts

Slot Handle	$995.0	$967.8	$27.2	2.8%
Slot Hold %	6.8%	7.2%		-0.4 pts

Hotel Statistics

Occupancy %	74.4%	78.2%		-3.8 pts
Average Daily Rate (ADR)	$145	$136	$9	6.6%
Revenue per Available Room (RevPAR)	$108	$107	$1	0.9%

(1)  This compares to our expected Table Games win percentage of 14.0% and 16.0% (calculated before discounts).

 Asian Retail Mall Operations

Gross revenue from tenants in the company’s retail malls on Macao’s Cotai Strip (The Venetian Macao, Four Seasons Macao and Sands Cotai Central) and Marina Bay Sands in Singapore reached $159.0 million for the fourth quarter of 2013, an increase of 24.1% compared to the fourth quarter of 2012.  Operating profit derived from these retail mall assets increased 25.5% for the quarter compared to the quarter one year ago, reaching $138.9 million.

	For The Three Months Ended December 31, 2013						TTM December 31, 2013
(Dollars in millions except per square foot data)	Gross Revenue(1)	Operating Profit	Operating Profit Margin	Gross Leasable Area (sq. ft.)		Occupancy % at End of Period	Tenant Sales Per Sq. Ft.(2)

Shoppes at Venetian	$56.5	$49.6	87.8%	755,452		95.5%	$1,522

Shoppes at Four Seasons
Luxury Retail	35.8	34.6	96.6%	142,233		100.0%	5,787
Other Stores	9.4	8.5	90.4%	99,662		70.2%	2,208
Total	45.2	43.1	95.4%	241,895		87.7%	4,726

Shoppes at Cotai Central	14.0	12.2	87.1%	210,143	(3)	100.0%	1,277
Total Cotai Strip in Macao	115.7	104.9	90.7%	1,207,490		94.7%	2,111

The Shoppes at Marina Bay Sands	43.3	34.0	78.5%	642,241		90.7%(4)	1,528

Total	$159.0	$138.9	87.4%	1,849,731		93.3%	$1,934

(1)  Gross revenue figures are net of intersegment revenue eliminations.
(2)  Tenant sales per square foot reflect sales from tenants only after the tenant has been open for a period of 12 months.
(3) At completion of all phases, the Shoppes at Cotai Central will feature up to 600,000 square feet of gross leasable area.
(4) This occupancy percentage reflects the ongoing repositioning of the mall in which approximately 37,000 square feet of gross leasable area is undergoing new fit-out but rent collection has not commenced.

Other Factors Affecting Earnings

Other Asia adjusted property EBITDA, which is principally comprised of our CotaiJet ferry operation, reflected a profit of $0.7 million during the quarter, compared to a $2.1 million loss in the fourth quarter of 2012.

Pre-opening expenses decreased to $3.7 million in the fourth quarter of 2013, compared to $9.0 million in the fourth quarter of 2012.

Depreciation and amortization expense was $254.9 million in the fourth quarter of 2013, compared to $250.3 million in the fourth quarter of 2012.

Interest expense, net of amounts capitalized, was $67.1 million for the fourth quarter of 2013, in-line with the prior-year quarter. Capitalized interest was $1.4 million during the fourth quarter of 2013, compared to $5.0 million during the fourth quarter of 2012.  Our weighted average borrowing cost in the fourth quarter of 2013 was 2.7%.

Corporate expense was $48.3 million in the fourth quarter of 2013, compared to $44.9 million in the fourth quarter of 2012.

The Company recorded a $14.2 million loss on modification or early retirement of debt during the quarter as a result of the refinancing of its U.S. credit facility.

Other expense, which was principally composed of foreign currency losses, was $0.7 million in the fourth quarter of 2013, compared to income of $5.0 million in the fourth quarter of 2012.

The company’s effective income tax rate for the fourth quarter of 2013 was 4.9%. The tax rate is primarily driven by a provision for the earnings from Marina Bay Sands at the 17% Singapore income tax rate.

The net income attributable to noncontrolling interests during the fourth quarter of 2013 of $192.2 million was principally related to Sands China Ltd.

Balance Sheet Items

Unrestricted cash balances as of December 31, 2013 were $3.60 billion.

As of December 31, 2013, total debt outstanding, including the current portion, was $9.76 billion.

Capital Expenditures

Capital expenditures during the fourth quarter totaled $298.6 million, including construction, development and maintenance activities of $217.8 million in Macao, $60.0 million in Las Vegas, $19.8 million at Marina Bay Sands and $1.0 million at Sands Bethlehem.

###

Conference Call Information

The company will host a conference call to discuss the company's results on Wednesday, January 29, 2014 at 1:30 p.m. Pacific Time. Interested parties may listen to the conference call through a webcast available on the company’s website at www.lasvegassands.com.

Forward-Looking Statements

This press release contains forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve a number of risks, uncertainties or other factors beyond the company’s control, which may cause material differences in actual results, performance or other expectations. These factors include, but are not limited to, general economic conditions, competition, new ventures, substantial leverage and debt service, government regulation, legalization of gaming, interest rates, future terrorist acts, influenza, insurance, gaming promoters, risks relating to our gaming licenses, certificate and subconcession, infrastructure in Macao and other factors detailed in the reports filed by Las Vegas Sands Corp. with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. Las Vegas Sands Corp. assumes no obligation to update such information.

Note 1

Adjusted net income excludes pre-opening expense, development expense, impairment loss, gain or loss on disposal of assets, loss on modification or early retirement of debt and legal settlement expense.

About Las Vegas Sands

Las Vegas Sands (NYSE: LVS) is the world’s leading developer and operator of Integrated Resorts.  Our collection of Integrated Resorts in Asia and the United States feature state of the art convention and exhibition facilities, premium accommodations, world-class gaming and entertainment, destination retail and dining including celebrity chef restaurants, and many other amenities.

In Macao, through our majority-owned subsidiary Sands China Ltd. (HKSE: 1928), the company owns and operates a portfolio of properties on Macao’s Cotai Strip®, including The Venetian® Macao, Four Seasons Hotel Macao, and Sands Cotai Central. The company also owns and operates the Sands® Macao on the Macao Peninsula.  In Singapore, the company owns and operates Marina Bay Sands®, the iconic Integrated Resort located in the city-state’s downtown Marina Bay district.

Our properties in the United States include The Venetian® and The Palazzo® on the Las Vegas Strip and Sands® Bethlehem in Eastern Pennsylvania.

Las Vegas Sands is committed to global sustainability through its Sands Eco 360 program and is an active community partner through its various charitable organizations.

Contacts:

Investment Community:	Daniel Briggs	(702) 414-1221

Media:	Ron Reese	(702) 414-3607

Las Vegas Sands Corp.
Fourth Quarter 2013 Results
Non-GAAP Reconciliations

Within the company’s fourth quarter 2013 press release, the company makes reference to certain non-GAAP financial measures including “adjusted net income,” “hold-normalized adjusted net income,” “adjusted earnings per diluted share,” “hold-normalized adjusted earnings per diluted share,” “adjusted property EBITDA,” and “hold-normalized adjusted property EBITDA.”  Whenever such information is presented, the company has complied with the provisions of the rules under Regulation G and Item 2.02 of Form 8-K.  The specific reasons why the company’s management believes that the presentation of each of these non-GAAP financial measures provides useful information to investors regarding Las Vegas Sands Corp.’s financial condition, results of operations and cash flows has been provided in the Form 8-K filed in connection with this press release.

Adjusted property EBITDA consists of operating income (loss) before depreciation and amortization, amortization of leasehold interests in land, gain or loss on disposal of assets, impairment loss, pre-opening expense, development expense, royalty fees, stock-based compensation, legal settlement expense, and corporate expense.  Reconciliations of GAAP operating income (loss) and GAAP net income attributable to Las Vegas Sands Corp. to adjusted property EBITDA and hold-normalized adjusted property EBITDA are included in the financial schedules accompanying this release.

Las Vegas Sands Corp. and Subsidiaries
Condensed Consolidated Statements of Operations
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012

Revenues:
Casino	$2,992,196	$2,473,211	$11,386,917	$9,008,158
Rooms	382,035	323,137	1,380,681	1,154,024
Food and beverage	195,898	172,644	730,259	628,528
Mall	159,878	128,537	481,400	396,927
Convention, retail and other	142,809	133,352	515,179	497,032
	3,872,816	3,230,881	14,494,436	11,684,669
Less - promotional allowances	(217,131)	(153,879)	(724,551)	(553,537)
	3,655,685	3,077,002	13,769,885	11,131,132
Operating expenses:
Resort operations	2,449,920	2,081,896	9,083,983	7,370,842
Corporate	48,314	44,866	189,535	207,030
Pre-opening	3,693	8,992	13,339	143,795
Development	969	7,762	15,809	19,958
Depreciation and amortization	254,938	250,321	1,007,468	892,046
Amortization of leasehold interests in land	10,055	10,149	40,352	40,165
Impairment loss	-	-	-	143,674
Loss on disposal of assets	1,723	1,011	11,156	2,240
	2,769,612	2,404,997	10,361,642	8,819,750
Operating income	886,073	672,005	3,408,243	2,311,382
Other income (expense):
Interest income	5,489	6,536	16,337	23,252
Interest expense, net of amounts capitalized	(67,086)	(67,067)	(271,211)	(258,564)
Other income (expense)	(671)	5,025	4,321	5,740
Loss on modification or early retirement of debt	(14,178)	-	(14,178)	(19,234)
Income before income taxes	809,627	616,499	3,143,512	2,062,576
Income tax expense	(39,896)	(45,156)	(188,836)	(180,763)
Net income	769,731	571,343	2,954,676	1,881,813
Net income attributable to noncontrolling interests	(192,192)	(136,561)	(648,679)	(357,720)
Net income attributable to Las Vegas Sands Corp.	$577,539	$434,782	$2,305,997	$1,524,093

Earnings per share:
Basic	$0.71	$0.53	$2.80	$1.89
Diluted	$0.70	$0.53	$2.79	$1.85

Weighted average shares outstanding:
Basic	818,631,514	822,214,678	822,282,515	806,395,660
Diluted	822,314,351	826,662,036	826,316,108	824,556,036

Dividends declared per common share	$0.35	$3.00	$1.40	$3.75

Exhibit 1

Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Measure
(In thousands)
(Unaudited)

The following are reconciliations of Operating Income (Loss) to Adjusted Property EBITDA:

Three Months Ended December 31, 2013

	Operating Income (Loss)	Depreciation and Amortization	Amortization of Leasehold Interests in Land	(Gain) Loss on Disposal of Assets	Pre-Opening and Development Expense	Royalty Fees	(1) Stock-Based Compensation	Corporate Expense	Adjusted Property EBITDA
Macao:
The Venetian Macao	$392,586	$35,189	$1,654	$1,996	$-	$-	$1,969	$-	$433,394
Sands Cotai Central	168,464	65,378	2,154	728	230	-	829	-	237,783
Four Seasons Hotel Macao and Plaza Casino	52,130	9,835	706	11,630	2,398	-	58	-	76,757
Sands Macao	79,010	7,984	354	61	-	-	562	-	87,971
Macao Property Operations	692,190	118,386	4,868	14,415	2,628	-	3,418	-	835,905
Marina Bay Sands	165,669	63,862	4,566	(82)	-	22,784	2,035	-	258,834
United States:
Las Vegas Operating Properties	67,340	50,595	-	717	524	(33,556)	2,587	-	88,207
Sands Bethlehem	19,365	10,637	-	55	152	-	140	-	30,349
United States Property Operations	86,705	61,232	-	772	676	(33,556)	2,727	-	118,556
Other Asia (2)	(13,973)	3,630	-	(3)	(4)	11,000	42	-	692
Other Development	(2,412)	167	621	262	1,362	-	-	-	-
Corporate	(42,106)	7,661	-	(13,641)	-	(228)	-	48,314	-
	$886,073	$254,938	$10,055	$1,723	$4,662	$-	$8,222	$48,314	$1,213,987

Three Months Ended December 31, 2012

	Operating Income (Loss)	Depreciation and Amortization	Amortization of Leasehold Interests in Land	(Gain) Loss on Disposal of Assets	Pre-Opening and Development Expense	Royalty Fees	(1) Stock-Based Compensation	Corporate Expense	Adjusted Property EBITDA

Macao:
The Venetian Macao	$298,218	$32,133	$1,655	$(413)	$22	$-	$1,455	$-	$333,070
Sands Cotai Central	48,040	51,235	2,154	177	5,834	-	544	-	107,984
Four Seasons Hotel Macao and Plaza Casino	76,451	11,385	705	6	1,119	-	12	-	89,678
Sands Macao	83,060	7,606	354	198	-	-	292	-	91,510
Macao Property Operations	505,769	102,359	4,868	(32)	6,975	-	2,303	-	622,242
Marina Bay Sands	202,631	72,261	4,659	1,156	-	19,081	2,745	-	302,533
United States:
Las Vegas Operating Properties	22,170	58,051	-	(115)	1,909	(31,744)	2,549	-	52,820
Sands Bethlehem	18,685	8,578	-	-	40	-	215	-	27,518
United States Property Operations	40,855	66,629	-	(115)	1,949	(31,744)	2,764	-	80,338
Other Asia (2)	(19,774)	3,688	-	2	35	13,854	46	-	(2,149)
Other Development	(8,571)	154	622	-	7,795	-	-	-	-
Corporate	(48,905)	5,230	-	-	-	(1,191)	-	44,866	-
	$672,005	$250,321	$10,149	$1,011	$16,754	$-	$7,858	$44,866	$1,002,964

Year Ended December 31, 2013

	Operating Income (Loss)	Depreciation and Amortization	Amortization of Leasehold Interests in Land	(Gain) Loss on Disposal of Assets	Pre-Opening and Development Expense	Royalty Fees	(1) Stock-Based Compensation	Legal Settlement and Corporate Expense	Adjusted Property EBITDA

Macao:
The Venetian Macao	$1,344,650	$137,464	$6,613	$3,708	$120	$-	$7,382	$-	$1,499,937
Sands Cotai Central	462,128	257,087	8,612	2,971	5,793	-	3,132	-	739,723
Four Seasons Hotel Macao and Plaza Casino	240,986	44,199	2,823	11,726	5,124	-	182	-	305,040
Sands Macao	327,087	31,710	1,415	574	-	-	2,072	-	362,858
Macao Property Operations	2,374,851	470,460	19,463	18,979	11,037	-	12,768	-	2,907,558
Marina Bay Sands	995,504	262,676	18,403	2,631	-	97,989	7,373	-	1,384,576
United States:
Las Vegas Operating Properties	240,528	192,863	-	1,825	911	(141,009)	9,221	47,400	351,739
Sands Bethlehem	85,096	37,282	-	89	391	-	479	-	123,337
United States Property Operations	325,624	230,145	-	1,914	1,302	(141,009)	9,700	47,400	475,076
Other Asia (2)	(63,000)	14,665	-	10	258	44,000	212	-	(3,855)
Other Development	(19,939)	640	2,486	262	16,551	-	-	-	-
Corporate	(204,797)	28,882	-	(12,640)	-	(980)	-	189,535	-
	$3,408,243	$1,007,468	$40,352	$11,156	$29,148	$-	$30,053	$236,935	$4,763,355

Year Ended December 31, 2012

	Operating Income (Loss)	Depreciation and Amortization	Amortization of Leasehold Interests in Land	Impairment and (Gain) Loss on Disposal of Assets	Pre-Opening and Development Expense	Royalty Fees	(1) Stock-Based Compensation	Corporate Expense	Adjusted Property EBITDA

Macao:
The Venetian Macao	$947,998	$140,218	$6,609	$42,236	$135	$-	$6,049	$-	$1,143,245
Sands Cotai Central	10,291	108,878	6,458	239	86,463	-	1,147	-	213,476
Four Seasons Hotel Macao and Plaza Casino	232,130	48,737	2,821	215	4,072	-	195	-	288,170
Sands Macao	317,319	30,385	1,414	14	-	-	1,507	-	350,639
Macao Property Operations	1,507,738	328,218	17,302	42,704	90,670	-	8,898	-	1,995,530
Marina Bay Sands	977,572	268,929	18,229	1,340	-	91,681	8,494	-	1,366,245
United States:
Las Vegas Operating Properties	222,167	225,562	-	388	1,909	(130,764)	11,920	-	331,182
Sands Bethlehem	78,554	33,910	-	414	345	-	832	-	114,055
United States Property Operations	300,721	259,472	-	802	2,254	(130,764)	12,752	-	445,237
Other Asia (2)	(71,590)	14,777	-	35	200	40,000	628	-	(15,950)
Other Development	(177,026)	729	4,634	101,034	70,629	-	-	-	-
Corporate	(226,033)	19,921	-	(1)	-	(917)	-	207,030	-
	$2,311,382	$892,046	$40,165	$145,914	$163,753	$-	$30,772	$207,030	$3,791,062

(1)  During the three months ended December 31, 2013 and 2012, the Company recorded stock-based compensation expense of $13.6 million and $15.1 million, respectively, of which $5.4 million and $7.2 million, respectively, is included in corporate expense on the Company's condensed consolidated statements of operations. During the year ended December 31, 2013 and 2012, the Company recorded stock-based compensation expense of $53.4 million and $65.4 million, respectively, of which $23.3 million and $33.9 million, respectively, is included in corporate expense and $0.0 million and $0.7 million, respectively, is included in pre-opening and development expense on the Company's condensed consolidated statements of operations.

(2) Primarily includes the results of the CotaiJet ferry operations.

Exhibit 2

Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Measure
(In thousands)
(Unaudited)

The following are reconciliations of Adjusted Property EBITDA to Hold-Normalized Adjusted Property EBITDA:

Three Months Ended December 31, 2013

	Adjusted Property EBITDA	(1) Hold-Normalized Casino Revenue	(2) Hold-Normalized Casino Expense	Hold-Normalized Adjusted Property EBITDA

Macao Property Operations	$835,905	$84,727	$(33,043)	$887,589
Marina Bay Sands	258,834	127,610	(14,305)	372,139
United States:
Las Vegas Operating Properties	88,207	(5,257)	394	83,344
Sands Bethlehem	30,349	(6,968)	1,080	24,461
United States Property Operations	118,556	(12,225)	1,474	107,805
Other Asia	692	-	-	692
Other Development	-	-	-	-
Corporate	-	-	-	-
	$1,213,987	$200,112	$(45,874)	$1,368,225

Three Months Ended December 31, 2012

	Adjusted Property EBITDA	(1) Hold-Normalized Casino Revenue	(2) Hold-Normalized Casino Expense	Hold-Normalized Adjusted Property EBITDA

Macao Property Operations	$622,242	$(85,911)	$33,505	$569,836
Marina Bay Sands	302,533	117,003	(13,116)	406,420
United States:
Las Vegas Operating Properties	52,820	37,976	(2,848)	87,948
Sands Bethlehem	27,518	(2,292)	355	25,581
United States Property Operations	80,338	35,684	(2,493)	113,529
Other Asia	(2,149)	-	-	(2,149)
Other Development	-	-	-	-
Corporate	-	-	-	-
	$1,002,964	$66,776	$17,896	$1,087,636

(1)  For Macao Property Operations and Marina Bay Sands, this represents the estimated incremental casino revenue related to Rolling Chip play that would have been earned or lost had the Company's current period win percentage equaled 2.85%.  This calculation will only be done if the current period win percentage is outside the expected range of 2.7% to 3.0%.

For the Las Vegas Operating Properties and Sands Bethlehem, this represents the estimated incremental casino revenue related to all table games play that would have been earned or lost had the Company's current period win percentage equaled 21.0% and 14.8%, respectively.

(2) Represents the estimated incremental gaming taxes that would have been incurred or avoided on the incremental casino revenue calculated in (1) above.

Exhibit 3

Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Measure
(In thousands)
Unaudited)

The following is a reconciliation of Net Income Attributable to Las Vegas Sands Corp. to Adjusted Property EBITDA and Hold-Normalized Adjusted Property EBITDA:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012
Net income attributable to Las Vegas Sands Corp.	$577,539	$434,782	$2,305,997	$1,524,093
Add (deduct):
Net income attributable to noncontrolling interests	192,192	136,561	648,679	357,720
Income tax expense	39,896	45,156	188,836	180,763
Loss on modification or early retirement of debt	14,178	-	14,178	19,234
Other (income) expense	671	(5,025)	(4,321)	(5,740)
Interest expense, net of amounts capitalized	67,086	67,067	271,211	258,564
Interest income	(5,489)	(6,536)	(16,337)	(23,252)
Loss on disposal of assets	1,723	1,011	11,156	2,240
Impairment loss	-	-	-	143,674
Amortization of leasehold interests in land	10,055	10,149	40,352	40,165
Depreciation and amortization	254,938	250,321	1,007,468	892,046
Development expense	969	7,762	15,809	19,958
Pre-opening expense	3,693	8,992	13,339	143,795
Stock-based compensation (1)	8,222	7,858	30,053	30,772
Legal settlement expense (1)	-	-	47,400	-
Corporate expense	48,314	44,866	189,535	207,030
Adjusted Property EBITDA	$1,213,987	$1,002,964	$4,763,355	$3,791,062

Hold-normalized casino revenue (2)	200,112	66,776
Hold-normalized casino expense (2)	(45,874)	17,896
Hold-Normalized Adjusted Property EBITDA	$1,368,225	$1,087,636

(1) See Exhibit 2
(2) See Exhibit 3
_______________________

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data - Net Revenues
(In thousands)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012
The Venetian Macao	$1,149,079	$843,000	$3,851,230	$3,037,975
Sands Cotai Central	790,650	490,668	2,698,430	1,052,124
Four Seasons Hotel Macao and Plaza Casino	238,069	296,237	1,065,405	1,086,456
Sands Macao	326,747	314,586	1,237,016	1,250,552
Marina Bay Sands	659,813	717,160	2,968,366	2,886,139
Las Vegas Operating Properties	385,712	308,287	1,518,024	1,384,629
Sands Bethlehem	124,141	117,834	496,738	470,458
Other Asia	33,906	37,538	139,572	148,330
Intersegment Eliminations	(52,432)	(48,308)	(204,896)	(185,531)
	$3,655,685	$3,077,002	$13,769,885	$11,131,132

_______________________

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data - Adjusted Property EBITDA as a Percentage of Net Revenues
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012
The Venetian Macao	37.7%	39.5%	38.9%	37.6%
Sands Cotai Central	30.1%	22.0%	27.4%	20.3%
Four Seasons Hotel Macao and Plaza Casino	32.2%	30.3%	28.6%	26.5%
Sands Macao	26.9%	29.1%	29.3%	28.0%
Marina Bay Sands	39.2%	42.2%	46.6%	47.3%
Las Vegas Operating Properties	22.9%	17.1%	23.2%	23.9%
Sands Bethlehem	24.4%	23.4%	24.8%	24.2%
Other Asia	2.0%	-5.7%	-2.8%	-10.8%

Total	33.2%	32.6%	34.6%	34.1%

Exhibit 4

Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Measure - Adjusted Net Income; Hold-Normalized Adjusted Net Income; Adjusted Earnings Per Diluted Share; and Hold-Normalized Adjusted Earnings Per Diluted Share
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012
Net income attributable to Las Vegas Sands Corp.	$577,539	$434,782	$2,305,997	$1,524,093

Pre-opening expense, net	2,791	6,908	9,818	101,775
Development expense, net	969	7,762	15,809	19,958
Impairment loss, net	-	-	-	101,009
Loss on disposal of assets, net	(2,571)	1,021	5,498	2,211
Loss on modification or early retirement of debt, net	14,178	-	14,178	18,714
Legal settlement expense	-	-	47,400	-
Adjusted net income	$592,906	$450,473	$2,398,700	$1,767,760

Hold-normalized casino revenue (1)	200,112	66,776
Hold-normalized casino expense (1)	(45,874)	17,896
Income tax impact on hold adjustments	(19,262)	(17,661)
Noncontrolling interest impact on hold adjustments	(15,418)	15,598
Hold-normalized adjusted net income	$712,464	$533,082

(1) See Exhibit 3

Per diluted share of common stock:
Net income attributable to Las Vegas Sands Corp.	$0.70	$0.53	$2.79	$1.85

Pre-opening expense, net	-	-	-	0.12
Development expense, net	-	0.01	0.02	0.03
Impairment loss, net	-	-	-	0.12
Loss on disposal of assets, net	-	-	0.01	-
Loss on modification or early retirement of debt, net	0.02	-	0.02	0.02
Legal settlement expense	-	-	0.06	-
Adjusted earnings per diluted share	$0.72	$0.54	$2.90	$2.14

Hold-normalized casino revenue	0.24	0.08
Hold-normalized casino expense	(0.05)	0.02
Income tax impact on hold adjustments	(0.02)	(0.02)
Noncontrolling interest impact on hold adjustments	(0.02)	0.02
Hold-normalized adjusted earnings per diluted share	$0.87	$0.64

Weighted average diluted shares outstanding	822,314,351	826,662,036	826,316,108	824,556,036

Exhibit 5

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data Schedule
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012

Room Statistics:
The Venetian Macao:
Occupancy %	94.4%	93.4%	91.3%	91.9%
Average daily room rate (ADR) (1)	$269	$248	$243	$237
Revenue per available room (RevPAR) (2)	$254	$231	$222	$218

Sands Cotai Central:
Occupancy %	89.1%	84.0%	78.5%	83.4%
Average daily room rate (ADR) (1)	$167	$164	$155	$155
Revenue per available room (RevPAR) (2)	$149	$138	$121	$129

Four Seasons Hotel Macao and Plaza Casino:
Occupancy %	90.8%	81.8%	85.3%	80.1%
Average daily room rate (ADR) (1)	$403	$382	$373	$362
Revenue per available room (RevPAR) (2)	$366	$313	$318	$290

Sands Macao:
Occupancy %	97.4%	96.9%	96.1%	95.3%
Average daily room rate (ADR) (1)	$276	$250	$252	$245
Revenue per available room (RevPAR) (2)	$269	$243	$242	$234

Marina Bay Sands:
Occupancy %	96.9%	98.4%	98.6%	98.9%
Average daily room rate (ADR) (1)	$425	$368	$396	$355
Revenue per available room (RevPAR) (2)	$411	$362	$390	$351

Las Vegas Operating Properties:
Occupancy %	88.8%	87.6%	89.6%	86.1%
Average daily room rate (ADR) (1)	$208	$203	$205	$203
Revenue per available room (RevPAR) (2)	$185	$177	$184	$175

Sands Bethlehem:
Occupancy %	74.4%	78.2%	73.6%	65.1%
Average daily room rate (ADR) (1)	$145	$136	$142	$140
Revenue per available room (RevPAR) (2)	$108	$107	$104	$91

Casino Statistics:
The Venetian Macao:
Table games win per unit per day (3)	$19,200	$18,424	$17,518	$15,496
Slot machine win per unit per day (4)	$344	$357	$327	$325
Average number of table games	639	457	584	504
Average number of slot machines	2,119	2,183	2,193	2,210

Sands Cotai Central:
Table games win per unit per day (3)	$19,621	$11,995	$16,166	$10,758
Slot machine win per unit per day (4)	$367	$214	$292	$273
Average number of table games	457	462	480	395
Average number of slot machines	1,957	2,310	2,077	1,429

Four Seasons Hotel Macao and Plaza Casino:
Table games win per unit per day (3)	$17,655	$25,986	$22,049	$23,693
Slot machine win per unit per day (4)	$887	$1,052	$759	$749
Average number of table games	148	144	151	154
Average number of slot machines	178	192	180	185

Sands Macao:
Table games win per unit per day (3)	$13,356	$14,362	$12,383	$11,518
Slot machine win per unit per day (4)	$260	$235	$247	$247
Average number of table games	286	263	295	330
Average number of slot machines	1,094	1,216	1,162	1,168

Marina Bay Sands:
Table games win per unit per day (3)	$9,098	$10,950	$11,289	$10,543
Slot machine win per unit per day (4)	$679	$682	$688	$644
Average number of table games	648	616	626	613
Average number of slot machines	2,365	2,299	2,266	2,426

Las Vegas Operating Properties:
Table games win per unit per day (3)	$6,081	$2,660	$5,896	$5,171
Slot machine win per unit per day (4)	$217	$215	$206	$209
Average number of table games	253	239	244	232
Average number of slot machines	2,317	2,329	2,343	2,222

Sands Bethlehem:
Table games win per unit per day (3)	$3,344	$3,244	$3,104	$3,049
Slot machine win per unit per day (4)	$246	$251	$262	$264
Average number of table games	147	122	145	121
Average number of slot machines	3,008	3,018	3,013	3,015
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(1)           ADR is calculated by dividing total room revenue by total rooms occupied.

(2)           RevPAR is calculated by dividing total room revenue by total rooms available.

(3)           Table games win per unit per day is shown before discounts and commissions.

(4)           Slot machine win per unit per day is shown before deducting cost for slot points.

Exhibit 6